Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference into the Registration Statements on Form S-8 (see File No. 333-17883, effective December 31, 1996 and File No. 333-119664, effective October 12, 2004) of our report dated March 31, 2010, with respect to the consolidated financial statements of Photonic Products Group, Inc. and Subsidiaries included in the Annual Report on Form 10-K for the year ended December 31, 2009.

/s/ Holtz Rubenstein Reminick LLP
New York, New York
March 31, 2010